Exhibit 99.1

Silver Horn Mining Ltd.  Clarifies Position In Regards To “76” Mine and Tip Top Mine

Phoenix, AZ July 26, 2011.Silver Horn Mining Ltd. (SILV: OTCBB) would like to clarify its press release issued June 30, 2011 to explain that it acquired the “76” Mine on April 26, 2011 in connection with its purchase of a quitclaim deed from Can-Am Gold Corp. that conveyed all of the rights, title and interest in 36 unpatented lode-mining claims located in Yavapai County, Arizona.  Silver Horn would also like to clarify that its press release issued July 11, 2011 incorrectly stated that Silver Horn acquired the Tip Top Mine.  Instead, on April 26, 2011, Silver Horn entered into a letter of intent with the owner of the Tip Top Mine, which is located within the boundaries of the 36 claims staked for the 76 Mine, for the purchase of the property pending satisfactory completion of a six month due diligence review period.  Silver Horn has the exclusive option to purchase the Tip Top Mine upon the completion of the due diligence period.

About Silver Horn Mining Ltd.

Silver Horn Mining Ltd. (“Silver Horn”) is a mining and resources company focused on exploring and developing mineral resources, with an emphasis on silver.  Silver Horn’s corporate strength lies in its management’s expertise in the natural resource industry.  Silver Horn will target and acquire projects with previous production and/or exploration and work towards fully developing those projects to build core reserves and drive revenues.

For further information please contact:

Corporate Office
3266 W Galveston Dr. Suite 101
Apache Junction, AZ 85120

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause Silver Horn’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although Silver Horn has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.